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                                 EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Blue Wave Systems Inc. (formerly Mizar, Inc.) of our report dated December 9, 1997 relating to the consolidated financial statements of Loughborough Sound Images Limited (n/k/a Blue Wave Systems Limited) as of and for the three years ended September 30, 1997, appearing in Blue Wave Systems, Inc.'s Report on Form 8-K as filed on May 12, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICEWATERHOUSECOOPERS

Leicester, England

September 8, 1998